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                                                                    EXHIBIT 23.5

        [MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED LETTERHEAD]

                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to (i) the use of our opinion letter to the Board of Directors of The Coastal Corporation (the "Company") included as Annex E to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of El Paso Merger Company, a wholly-owned subsidiary of El Paso Energy Company, with and into the Company, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED

                                            By: /s/ DAVID S. MILLER
                                              ----------------------------------
                                            Name: David S. Miller
                                            Title:  Director

February 24, 2000